Overview

(dollars in thousands, at Welltower pro rata ownership)
Portfolio Composition			Beds/Unit Mix
	Average Age	Properties	Total		Independent Living	Assisted Living	Memory Care	Long-Term/ Post-Acute Care
Seniors Housing Operating	16	599	70,393		31,019	26,202	12,780	392
Seniors Housing Triple-net	12	329	26,593		4,980	15,906	5,289	418
Outpatient Medical	13	296	18,304,330	(1)	N/A	N/A	N/A	N/A
Health System	30	218	26,212		201	723	3,051	22,237
Long-Term/Post-Acute Care	18	163	18,451		40	873	—	17,538
Total	16	1,605

NOI Performance	Same Store(2)				In-Place Portfolio(3)
	Properties	1Q18 NOI	1Q19 NOI	% Change	Properties	Annualized In-Place NOI	% of Total
Seniors Housing Operating	473	$215,689	$222,141	3.0%	569	$1,016,744	48.0%
Seniors Housing Triple-net(4)	289	85,405	88,856	4.0%	307	381,464	18.0%
Outpatient Medical	238	82,962	84,847	2.3%	279	371,952	17.6%
Health System	—	—	—	n/a	218	143,200	6.8%
Long-Term/Post-Acute Care(4)	129	46,083	47,537	3.2%	152	205,628	9.6%
Total	1,129	$430,139	$443,381	3.1%	1,525	$2,118,988	100.0%

Portfolio Performance				Facility Revenue Mix
Stable Portfolio(5)	Occupancy	EBITDAR Coverage(6)	EBITDARM Coverage(6)	Private Pay	Medicaid	Medicare	Other Government(7)
Seniors Housing Operating	87.4%	n/a	n/a	97.7%	0.6%	0.5%	1.2%
Seniors Housing Triple-net	86.2%	1.05	1.21	92.4%	3.1%	0.5%	4.0%
Outpatient Medical	93.0%	n/a	n/a	98.9%	—	—	1.1%
Health System	83.7%	n/a	n/a	35.1%	41.1%	23.8%	—
Long-Term/Post-Acute Care	81.4%	1.32	1.62	30.1%	35.0%	34.9%	—
Total		1.14	1.34	92.6%	3.5%	2.7%	1.2%

Notes:
(1) Indicates the total square footage of Outpatient Medical.
(2) See pages 21 and 22 for reconciliation.
(3) Excludes land parcels, loans, developments and investments held for sale. See page 21 for reconciliation.
(4) Same store NOI for these property types represents rent cash receipts excluding the impact of expansions.
(5) Data as of March 31, 2019 for Seniors Housing Operating and Outpatient Medical and December 31, 2018 for remaining asset types.
(6) Represents trailing twelve month coverage metrics.
(7) Represents various federal and local reimbursement programs in the United Kingdom and Canada.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
In-Place NOI Diversification(1)
By Partner:	Total Properties	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term/ Post-Acute Care	Total	% of Total
Sunrise Senior Living North America	123	$270,196	$—	$—	$—	$—	$270,196	12.8%
Sunrise Senior Living United Kingdom	44	74,861	—	—	—	—	74,861	3.5%
ProMedica	218	—	—	—	143,200	—	143,200	6.8%
Revera	98	109,727	—	—	—	—	109,727	5.2%
Genesis HealthCare	79	—	752	—	—	84,468	85,220	4.0%
Benchmark Senior Living	37	79,219	—	—	—	—	79,219	3.7%
Belmont Village	21	71,862	—	—	—	—	71,862	3.4%
Senior Resource Group	23	67,311	—	—	—	—	67,311	3.2%
Brookdale Senior Living	84	—	57,644	—	—	—	57,644	2.7%
Brookdale Senior Living - Transitions(2)	10	8,572	—	—	—	—	8,572	0.4%
Avery	52	4,731	58,153	—	—	—	62,884	3.0%
Brandywine Living	27	59,518	—	—	—	—	59,518	2.8%
Remaining	709	270,747	264,915	371,952	—	121,160	1,028,774	48.5%
Total	1,525	$1,016,744	$381,464	$371,952	$143,200	$205,628	$2,118,988	100.0%

By Country:
United States	1,262	$776,376	$299,382	$351,901	$143,200	$199,069	$1,769,928	83.5%
Canada	152	160,483	3,353	—	—	6,559	170,395	8.4%
United Kingdom	111	79,885	78,729	20,051	—	—	178,665	8.4%
Total	1,525	$1,016,744	$381,464	$371,952	$143,200	$205,628	$2,118,988	100.0%

By MSA:
New York	64	$95,926	$30,303	$10,875	$3,465	$11,468	$152,037	7.2%
Los Angeles	64	99,722	1,744	25,332	417	—	127,215	6.0%
Greater London	50	52,453	34,596	20,051	—	—	107,100	5.1%
Philadelphia	50	18,589	3,349	24,560	11,969	23,950	82,417	3.9%
Dallas	53	25,840	18,170	29,937	730	3,846	78,523	3.7%
Boston	37	61,848	—	1,179	—	1,690	64,717	3.1%
Washington D.C.	36	31,060	2,180	1,593	10,940	2,960	48,733	2.3%
Chicago	38	19,977	11,903	4,913	9,409	1,494	47,696	2.3%
Seattle	31	28,195	2,982	14,635	1,565	—	47,377	2.2%
San Francisco	18	36,230	4,282	—	4,210	—	44,722	2.1%
Houston	28	13,465	4,331	25,639	—	—	43,435	2.0%
Toronto	26	38,642	—	—	—	—	38,642	1.8%
San Diego	13	26,916	—	1,322	—	2,852	31,090	1.5%
Minneapolis	19	2,079	14,788	13,611	—	—	30,478	1.4%
Miami	32	6,987	—	18,219	5,009	—	30,215	1.4%
Montréal	19	27,919	—	—	—	—	27,919	1.3%
Kansas City	22	7,720	8,101	6,262	—	5,578	27,661	1.3%
Denver	10	15,227	4,587	1,718	1,975	4,098	27,605	1.3%
Indianapolis	18	—	8,282	10,147	683	8,084	27,196	1.3%
Atlanta	21	8,741	—	14,407	1,735	—	24,883	1.2%
Remaining	876	399,208	231,866	147,552	91,093	139,608	1,009,327	47.6%
Total	1,525	$1,016,744	$381,464	$371,952	$143,200	$205,628	$2,118,988	100.0%

Notes:
(1) Represents current quarter annualized In-Place NOI. See page 21 for reconciliation.
(2) Represents the 10 properties to be transitioned to other operators as announced in our June 27, 2018 press release.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
Seniors Housing Operating

Total Portfolio Performance	1Q18	2Q18	3Q18	4Q18	1Q19
Properties	517	521	587	568	599
Units	61,753	62,557	69,345	67,306	70,393
Total occupancy	86.3%	85.9%	86.9%	87.2%	86.2%
Total revenues	$706,158	$733,306	$849,054	$834,356	$841,938
Operating expenses	484,637	498,278	585,525	582,412	580,917
NOI	$221,521	$235,028	$263,529	$251,944	$261,021
NOI margin	31.4%	32.1%	31.0%	30.2%	31.0%
Recurring cap-ex	$12,551	$9,959	$13,750	$22,569	$15,226
Other cap-ex	$19,212	$36,023	$38,984	$49,813	$27,366

Same Store Performance(1)	1Q18	2Q18	3Q18	4Q18	1Q19
Properties	473	473	473	473	473
Occupancy	87.2%	87.2%	88.1%	88.3%	87.8%
Same store revenues	$672,550	$679,988	$692,840	$694,269	$697,373
Compensation	285,187	286,130	293,105	297,797	297,766
Utilities	26,688	23,047	26,034	25,173	26,902
Food	23,893	24,286	24,714	25,651	24,434
Repairs and maintenance	16,006	16,044	15,723	15,785	15,402
Property taxes	21,304	21,163	20,681	20,229	21,514
All other	83,783	87,694	89,064	88,446	89,214
Same store operating expenses	456,861	458,364	469,321	473,081	475,232
Same store NOI	$215,689	$221,624	$223,519	$221,188	$222,141
Year over year growth rate					3.0%

Partners	Properties	Units	Welltower Ownership %(2)	Core Markets	1Q19 NOI	% of Total
Sunrise Senior Living	179	14,891	96.2%	Southern California	$34,883	13.4%
Revera	98	12,157	75.0%	New York / New Jersey	23,845	9.1%
Benchmark Senior Living	48	4,137	95.0%	Northern California	20,172	7.7%
Belmont Village	21	2,952	95.0%	Boston	15,390	5.9%
Senior Resource Group	24	4,449	67.5%	Greater London	13,121	5.0%
Brandywine Living	28	2,719	99.3%	Toronto	9,608	3.7%
Pegasus Senior Living	34	3,720	98.0%	Washington D.C.	8,972	3.4%
Chartwell Retirement Residences	40	7,898	52.2%	Montréal	7,003	2.7%
Sagora Senior Living	14	2,697	93.3%	Seattle	6,847	2.6%
Silverado Senior Living	28	2,522	95.9%	Ottawa	4,662	1.8%
Merrill Gardens	11	1,508	80.0%	Vancouver	2,865	1.1%
Cogir	18	3,269	88.8%	Birmingham, UK	1,692	0.6%
Senior Star Living	11	2,064	90.0%	Manchester, UK	1,567	0.6%
Discovery Senior Living	6	1,930	53.6%	Core Markets	150,627	57.7%
Brookdale Senior Living	10	951	100.0%	All Other	110,394	42.3%
Northbridge	6	506	95.0%	Total	$261,021	100.0%
EPOCH Senior Living	3	230	95.0%
Oakmont Senior Living	2	145	100.0%
Avery	5	445	91.3%
StoryPoint Senior Living	3	521	90.0%
Kisco	1	176	90.0%
Frontier Management, LLC	4	139	87.3%
Signature Senior Lifestyle	5	367	87.5%
Total	599	70,393
Notes:
(1) See pages 21 and 22 for reconciliation.
(2) Welltower ownership percentage weighted based on In-Place NOI. See page 21 for reconciliation.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
New Supply in Our US Seniors Housing Operating Portfolio
We have strategically acquired and developed properties in major US metro markets that benefit from population growth and density, affluence, job growth, and higher barriers to entry. New supply in a 3-mile ring around our properties potentially impacts just 4.1% of our total annualized In-Place NOI (IPNOI).

3-Mile Ring(1)
	Welltower				Welltower
MSA	Prop. / Units	Annualized IPNOI(2)	% of US SHO Portfolio	Prop. / Units Under Construction(3)	Prop. / Units Potentially Impacted	IPNOI Potentially Impacted(4)	5 Year Total Pop. Growth(5)	5 Year 75+ Pop. Growth(5)	Avg. Pop. Density(6)	Household Income(7)	Housing Value(7)	Est. Net Annual Inventory Growth(8)		Est. Annual Job Growth(9)
Los Angeles	37 / 4,236	$99,722	12.8%	6 / 786	7 / 762	$10,644	3.3%	13.4%	6,945	$95,235	$913,045	1.9%		0.7%
New York	30 / 2,598	95,926	12.4%	7 / 761	8 / 591	15,490	1.3%	7.5%	4,167	109,753	509,511	3.2%		1.1%
Boston	33 / 2,489	61,848	8.0%	2 / 236	2 / 163	3,916	3.5%	10.0%	3,043	110,556	597,059	3.5%		0.4%
San Francisco	13 / 1,523	36,230	4.7%	—	—	—	4.7%	15.2%	7,472	121,367	1,071,186	(0.8)%		2.3%
Washington D.C.	12 / 1,358	31,060	4.0%	5 / 577	5 / 432	4,939	4.4%	15.9%	5,567	129,082	741,438	2.4%		0.3%
Seattle	17 / 1,986	28,195	3.6%	1 / 122	2 / 145	1,523	6.4%	21.9%	5,109	91,601	537,408	0.0%		1.8%
San Diego	10 / 1,309	26,916	3.5%	—	—	—	4.2%	18.6%	4,896	98,274	823,844	2.9%		1.4%
Dallas	13 / 1,839	25,840	3.3%	2 / 263	2 / 305	2,034	7.4%	26.0%	3,390	74,747	272,091	3.9%		2.8%
Chicago	14 / 1,654	19,977	2.6%	2 / 188	2 / 195	2,421	0.4%	14.1%	3,391	81,288	312,061	1.6%		1.4%
Philadelphia	11 / 885	18,589	2.4%	4 / 770	4 / 324	5,395	1.2%	5.6%	2,153	105,157	374,644	2.4%		1.1%
San Jose	6 / 735	17,860	2.3%	—	—	—	5.1%	14.8%	6,414	122,351	1,231,742	(1.1)%		2.3%
Denver	3 / 454	15,227	2.0%	2 / 253	1 / 163	77	7.0%	23.1%	3,944	97,348	561,776	1.7%		1.8%
Houston	9 / 1,043	13,465	1.7%	4 / 855	3 / 366	6,088	7.8%	28.3%	3,602	84,017	470,643	5.0%		2.4%
New Haven	5 / 524	11,795	1.5%	—	—	—	0.0%	5.2%	2,299	72,796	239,832	(0.3)%		0.5%
Santa Maria, CA	2 / 605	9,000	1.2%	—	—	—	3.8%	7.5%	2,809	81,937	641,619	N/A		2.3%
Sacramento	5 / 447	8,992	1.2%	2 / 155	2 / 209	537	4.2%	13.7%	3,945	87,671	436,692	6.8%		2.8%
Atlanta	10 / 980	8,741	1.1%	6 / 899	6 / 617	4,460	6.8%	27.3%	3,409	87,875	479,013	7.1%		2.4%
Norwalk	3 / 305	8,491	1.1%	2 / 252	2 / 215	5,305	2.2%	10.8%	1,087	128,976	539,904	20.2%		0.0%
San Antonio	3 / 725	8,364	1.1%	—	—	—	8.8%	26.2%	2,830	59,295	217,361	2.2%		2.2%
Trenton, NJ	2 / 207	8,020	1.0%	—	—	—	3.2%	12.1%	829	127,995	485,475	N/A		3.1%
Phoenix	7 / 826	7,954	1.0%	3 / 364	3 / 339	1,604	6.4%	13.6%	3,572	73,710	337,480	4.5%		3.1%
Kansas City	6 / 784	7,720	1.0%	1 / 156	1 / 90	139	3.4%	14.1%	2,379	83,267	299,614	1.8%		0.6%
Austin	5 / 527	7,660	1.0%	1 / 230	1 / 118	947	9.3%	41.8%	2,282	120,060	595,124	1.6%		2.3%
Tampa	3 / 905	6,999	0.9%	2 / 152	3 / 905	728	9.0%	18.7%	1,491	73,986	252,443	2.3%		1.9%
Miami	2 / 849	6,987	0.9%	—	—	—	6.3%	19.2%	4,332	78,138	349,814	2.3%		2.0%
Total - Top 25	261 / 29,793	$591,578	76.2%	52 / 7,019	54 / 5,939	$66,247	4.1%	15.4%	4,342	$101,066	$632,070	2.6%		1.3%
All Other US SHO Markets	110 / 12,547	184,798	23.8%	14 / 1,878	12 / 1,320	20,467	3.3%	11.3%	3,288	75,962	332,955
Total US SHO	371 / 42,340	$776,376	100.0%	66 / 8,897	66 / 7,259	$86,714	3.8%	14.0%	3,984	$94,726	$556,525

% of Total IPNOI						4.1%
US National Average							3.6%	12.3%	92	$63,174	$226,495	3.0%	(10)	1.7%

Notes:
(1) Based on historical drawing patterns in our portfolio, a 3-mile ring is appropriate for most urban markets, which accounts for the vast majority of our portfolio. A 5-mile ring is appropriate for most suburban markets. A larger ring is appropriate for rural markets. Each market is unique due to population density, town lines, geographic barriers, and roads/infrastructure. In the interest of simplicity, we have applied a 3-mile competitive ring to all of our properties given the preponderance of urban locations. We have also included a sensitivity with a 5-mile ring.
(2) Represents annualized IPNOI. See pages 2 and 21 for a reconciliation.
(3) Construction data provided by NIC, reflects competitive seniors housing properties within 3 miles of Welltower SHO properties for US markets.
(4) Reflects annualized IPNOI for Welltower SHO properties within 3 miles of new construction for the component of our project that potentially competes with the project under construction.
(5) Total population and 75+ population growth data represents simple averages of Claritas estimates for 2019-2024.
(6) Average population density data represents average population per square mile within a 3-mile ring based on 2019 Claritas estimates.
(7) Household income and household value data are medians weighted by IPNOI.
(8) NIC MAP Data and Analysis Service, 1Q19. Net inventory growth is calculated at the MSA level based on historical deletions from inventory and a 5-6 quarter construction period to reflect our urban locations. Total - Top 25 Net Inventory Growth weighted by IPNOI.
(9) Annual job growth data represents MSA level growth from February 2018-February 2019 per Bureau of Labor Statistics. Total - Top 25 Estimated Annual Job Growth weighted by IPNOI
(10) Reflects net inventory growth for NIC Top 99 Markets.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
New Supply in Our US Seniors Housing Operating Portfolio
We have strategically acquired and developed properties in major US metro markets that benefit from population growth and density, affluence, job growth, and higher barriers to entry. New supply in a 5-mile ring around our properties potentially impacts just 7.2% of our total annualized In-Place NOI (IPNOI).

5-Mile Ring(1)
	Welltower				Welltower
MSA	Prop. / Units	Annualized IPNOI(2)	% of US SHO Portfolio	Prop. / Units Under Construction(3)	Prop. / Units Potentially Impacted	IPNOI Potentially Impacted(4)	5 Year Total Pop. Growth(5)	5 Year 75+ Pop. Growth(5)	Avg. Pop. Density(6)	Household Income(7)	Housing Value(7)	Est. Net Annual Inventory Growth(8)		Est. Annual Job Growth(9)
Los Angeles	37 / 4,236	$99,722	12.8%	9 / 1,162	16 / 1,823	$21,687	3.3%	13.8%	6,713	$89,571	$835,678	1.9%		0.7%
New York	30 / 2,598	95,926	12.4%	12 / 1,622	15 / 1,254	30,520	1.4%	7.3%	4,093	104,888	482,384	3.2%		1.1%
Boston	33 / 2,489	61,848	8.0%	4 / 495	5 / 334	6,790	3.6%	10.6%	2,857	109,089	572,954	3.5%		0.4%
San Francisco	13 / 1,523	36,230	4.7%	—	—	—	4.8%	15.3%	6,267	118,199	1,031,353	(0.8)%		2.3%
Washington D.C.	12 / 1,358	31,060	4.0%	7 / 764	9 / 1,107	7,169	4.8%	16.6%	5,500	121,676	696,830	2.4%		0.3%
Seattle	17 / 1,986	28,195	3.6%	1 / 122	3 / 260	2,100	6.5%	23.1%	4,692	91,181	529,004	0.0%		1.8%
San Diego	10 / 1,309	26,916	3.5%	1 / 200	2 / 249	1,946	4.4%	17.6%	4,419	96,939	771,704	2.9%		1.4%
Dallas	13 / 1,839	25,840	3.3%	3 / 468	3 / 383	2,892	7.3%	25.0%	3,212	70,464	272,067	3.9%		2.8%
Chicago	14 / 1,654	19,977	2.6%	4 / 476	4 / 433	5,688	0.2%	14.6%	3,154	86,486	320,801	1.6%		1.4%
Philadelphia	11 / 885	18,589	2.4%	7 / 1042	6 / 494	8,684	1.3%	6.2%	2,339	95,775	341,938	2.4%		1.1%
San Jose	6 / 735	17,860	2.3%	1 / 200	1 / 95	1,484	5.0%	15.0%	5,497	122,292	1,229,258	(1.1)%		2.3%
Denver	3 / 454	15,227	2.0%	4 / 503	2 / 248	923	6.8%	25.1%	4,058	93,585	433,104	1.7%		1.8%
Houston	9 / 1,043	13,465	1.7%	5 / 1,035	4 / 663	8,596	8.0%	31.3%	3,651	78,881	328,755	5.0%		2.4%
New Haven	5 / 524	11,795	1.5%	2 / 269	2 / 200	3,231	0.3%	5.6%	2,409	72,125	256,844	(0.3)%		0.5%
Santa Maria, CA	2 / 605	9,000	1.2%	—	—	—	4.4%	8.7%	1,672	79,455	661,200	N/A		2.3%
Sacramento	5 / 447	8,992	1.2%	5 / 580	5 / 447	3,997	4.2%	14.5%	3,604	83,065	432,091	6.8%		2.8%
Atlanta	10 / 980	8,741	1.1%	7 / 993	8 / 822	5,596	6.8%	28.6%	3,225	87,117	440,850	7.1%		2.4%
Norwalk	3 / 305	8,491	1.1%	3 / 392	2 / 215	5,925	1.8%	10.3%	1,325	96,084	512,638	20.2%		0.0%
San Antonio	3 / 725	8,364	1.1%	—	—	—	8.5%	25.8%	2,613	61,504	218,080	2.2%		2.2%
Trenton, NJ	2 / 207	8,020	1.0%	—	—	—	2.2%	12.4%	1,094	121,716	456,216	N/A		3.1%
Phoenix	7 / 826	7,954	1.0%	9 / 1,451	6 / 729	4,754	6.8%	14.9%	3,384	71,228	304,424	4.5%		3.1%
Kansas City	6 / 784	7,720	1.0%	1 / 156	2 / 278	1,739	3.5%	14.2%	2,241	76,243	263,716	1.8%		0.6%
Austin	5 / 527	7,660	1.0%	2 / 316	2 / 208	1,357	9.1%	39.9%	2,327	90,598	488,779	1.6%		2.3%
Tampa	3 / 905	6,999	0.9%	2 / 152	3 / 905	728	8.9%	16.1%	1,452	63,486	234,345	2.3%		1.9%
Miami	2 / 849	6,987	0.9%	—	—	—	6.5%	14.6%	4,331	65,283	319,887	2.3%		2.0%
Total - Top 25	261 / 29,793	$591,578	76.2%	89 / 12,398	100 / 11,147	$125,806	4.1%	15.7%	4,113	$96,543	$593,573	2.6%		1.3%
All Other US SHO Markets	110 / 12,547	184,798	23.8%	24 / 3,141	25 / 2,866	26,600	3.3%	11.9%	2,696	74,339	323,582
Total US SHO	371 / 42,340	$776,376	100.0%	113 / 15,539	125 / 14,013	$152,406	3.9%	14.4%	3,633	$90,935	$525,383

% of Total IPNOI						7.2%
US National Average							3.6%	12.3%	92	$63,174	$226,495	3.0%	(10)	1.7%

Notes:
(1) Based on historical drawing patterns in our portfolio, a 3-mile ring is appropriate for most urban markets, which accounts for the vast majority of our portfolio. A 5-mile ring is appropriate for most suburban markets. A larger ring is appropriate for rural markets. Each market is unique due to population density, town lines, geographic barriers, and roads/infrastructure. In the interest of simplicity, we have applied a 3-mile competitive ring to all of our properties given the preponderance of urban locations. We have also included a sensitivity with a 5-mile ring.
(2) Represents annualized IPNOI. See pages 2 and 21 for a reconciliation.
(3) Construction data provided by NIC, reflects competitive seniors housing properties within 5 miles of Welltower SHO properties for US markets.
(4) Reflects annualized IPNOI for Welltower SHO properties within 5 miles of new construction for the component of our project that potentially competes with the project under construction.
(5) Total population and 75+ population growth data represents simple averages of Claritas estimates for 2019-2024.
(6) Average population density data represents average population per square mile within a 5-mile ring based on 2019 Claritas estimates.
(7) Household income and household value data are medians weighted by IPNOI.
(8) NIC MAP Data and Analysis Service, 1Q19. Net inventory growth is calculated at the MSA level based on historical deletions from inventory and a 5-6 quarter construction period to reflect our urban locations. Total - Top 25 Net Inventory Growth weighted by IPNOI.
(9) Annual job growth data represents MSA level growth from February 2018-February 2019 per Bureau of Labor Statistics. Total -Top 25 Estimated Annual Job Growth weighted by IPNOI.
(10) Reflects net inventory growth for NIC Top 99 Markets.

Portfolio

(Currency amounts in thousands, except per unit and REVPOR. Company amounts at Welltower pro rata ownership. DNA = data not available.)

Seniors Housing Operating Quality Indicators

	US Portfolio(1,3,4)		Industry Benchmarks(2)
Property age	16		20
5 year total population growth	3.8%		3.6%
5 year 75+ population growth	14.0%		12.3%
Housing value		$556,525		$226,495
Household income		$94,726		$63,174
REVPOR		$7,013		$4,881
SS REVPOR growth	2.8%		2.5%
SSNOI per unit		$23,736		$18,930
SSNOI growth	2.2%		DNA

	UK Portfolio(1,3,4)		Industry Benchmarks(5)
Property age	10		21
Units per property	79		41
5 year total population growth	3.8%		3.3%
5 year 75+ population growth	18.6%		8.9%
Housing value		£484,583		£289,612
REVPOR		£6,480		£3,720
SS REVPOR growth	2.1%		3.3%
SSNOI per unit		£17,850		£9,544
SSNOI growth	20.2%		DNA

	Canadian Portfolio(1,3,4)		Industry Benchmarks(6)
5 year total population growth	5.2%		5.0%
5 year 75+ population growth	17.4%		DNA
Housing value	C$	840,117	C$	692,675
Household income	C$	106,159	C$	95,952
REVPOR	C$	3,700	C$	2,320
SS REVPOR growth	2.1%		2.4%
SSNOI per unit	C$	15,321	DNA
SSNOI growth	0.0%		DNA

Notes:
(1) Property age, housing value and household income are NOI weighted as of March 31, 2019. The median housing value and household income is used for the US, and the average housing value and household income is used for the UK and Canada. Housing value, household income and population growth are based on a 3-mile radius. Growth figures represent performance of Welltower's same store portfolio for current quarter. See page 23 for reconciliations.
(2) Property age, REVPOR and REVPOR growth per 1Q19 NIC MAP for Majority AL Properties in the primary and secondary markets; AMR is used as a proxy for REVPOR; population growth reflects 2019-2024 Claritas projections; housing value and household income are the US median per Claritas 2019; NOI per unit per The State of Seniors Housing 2018 and represents 2017 results.
(3) REVPOR is based on total 1Q19 results. See page 23 for reconciliation.
(4) SSNOI per unit represents the SSNOI per unit available based on trailing four quarters for those properties in the portfolio for 15 months preceding the end of the current portfolio performance period. SSNOI per unit for UK portfolio in GBP calculated by taking SSNOI per unit in USD divided by a standardized GBP/USD rate of 1.31. SSNOI per unit for Canadian portfolio in CAD calculated by taking SSNOI per unit in USD divided by a standardized USD/CAD rate of 1.32. See page 23 for reconciliation.
(5) Property age, units per property, REVPOR, REVPOR growth and NOI per Unit derived from LaingBuisson, Care of Older People UK Market Report 29th Edition; population growth reflects 2017-2022 CACI projections; housing value represents UK average per CACI 2017.
(6) Occupancy per Canada Mortgage and Housing Corporation's Seniors' Housing Report 2017; population growth reflects 2018-2023 Environics projection; housing value and household income represents Canadian average per Environics WealthScapes 2018; REVPOR and REVPOR growth represent annual averages from 2018 CMHC Seniors' Housing Survey.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
Payment Coverage Stratification
	EBITDARM Coverage(1)					EBITDAR Coverage(1)
% of In-Place NOI	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases
<0.85x	0.3%	0.1%	0.4%	5	4	1.3%	0.1%	1.4%	7	7
0.85x - 0.95x	0.4%	—%	0.4%	10	2	2.7%	1.4%	4.1%	8	6
0.95x - 1.05x	2.9%	0.2%	3.1%	8	4	0.7%	0.9%	1.6%	9	3
1.05x - 1.15x	0.1%	—%	0.1%	15	1	7.9%	0.1%	8.0%	10	10
1.15x - 1.25x	4.3%	1.7%	6.0%	11	8	3.0%	—%	3.0%	14	3
1.25x - 1.35x	4.8%	0.5%	5.3%	8	8	—%	3.7%	3.7%	16	1
>1.35x	2.8%	5.9%	8.7%	14	8	—%	2.2%	2.2%	9	5
Total	15.6%	8.4%	24.0%	11	35	15.6%	8.4%	24.0%	11	35

Revenue and Lease Maturity(2)
	Rental Income
Year	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term / Post-Acute Care	Interest Income	Total Revenues	% of Total
2019	$—	$23,914	$—	$—	$1,718	$25,632	2.1%
2020	—	35,289	—	—	23,013	58,302	4.9%
2021	3,505	42,648	—	8,749	2,354	57,256	4.8%
2022	3,561	46,469	—	6,251	20,838	77,119	6.4%
2023	—	37,485	—	—	1,846	39,331	3.3%
2024	11,096	43,557	—	—	1,170	55,823	4.7%
2025	50,159	22,844	—	—	2,708	75,711	6.3%
2026	91,298	32,151	—	34,485	—	157,934	13.2%
2027	30,986	13,029	—	1,026	236	45,277	3.8%
2028	13,185	19,866	—	45,559	181	78,791	6.6%
2029	5,964	20,164	—	—	207	26,335	2.2%
Thereafter	168,132	79,961	143,200	107,054	2,311	500,658	41.7%
	$377,886	$417,377	$143,200	$203,124	$56,582	$1,198,169	100.0%

Weighted Avg Maturity Years	11	6	14	11	3	9

Notes:
(1) Represents trailing twelve month coverage metrics as of December 31, 2018 for stable portfolio only, adjusted for the lease restructurings noted on page 22. Agreements included represent 87% of total Seniors Housing Triple-net and Long-Term/Post-Acute Care In-Place NOI. See page 21 for a reconciliation. Agreements with mixed units use the predominant type based on investment balance.
(2) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles, or other non cash income. Interest income represents contractual rate of interest for loans, net of collectability reserves if applicable.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
Outpatient Medical
Total Portfolio Performance	1Q18	2Q18	3Q18	4Q18	1Q19
Properties	259	259	263	287	296
Square feet	16,330,391	16,330,593	16,606,129	17,947,619	18,304,330
Occupancy(1)	93.8%	93.4%	93.0%	93.1%	92.9%
Total revenues	$127,124	$126,405	$130,344	$134,844	$139,735
Operating expenses	41,172	39,658	42,524	40,136	44,868
NOI	$85,952	$86,747	$87,820	$94,708	$94,867
NOI margin	67.6%	68.6%	67.4%	70.2%	67.9%
Revenues per square foot(1)	$32.88	$32.70	$33.13	$31.58	$32.05
NOI per square foot(1)	$22.23	$22.44	$22.32	$22.18	$21.76
Recurring cap-ex	$5,847	$5,910	$8,729	$9,095	$6,400
Other cap-ex	$5,239	$7,165	$3,938	$4,852	$2,860

Same Store Performance(2)	1Q18	2Q18	3Q18	4Q18	1Q19
Properties	238	238	238	238	238
Occupancy	94.0%	93.6%	93.5%	93.2%	93.2%
Same store revenues	$122,530	$121,573	$124,689	$121,521	$123,764
Same store operating expenses	39,568	37,915	40,749	37,025	38,917
Same store NOI	$82,962	$83,658	$83,940	$84,496	$84,847
Year over year growth rate					2.3%

Portfolio Diversification by Tenant(3)	Rental Income	% of Total	Quality Indicators
Kelsey-Seybold	$20,824	5.0%	Health system affiliated properties as % of NOI(3)	95.1%
NMC Health	20,068	4.8%	Health system affiliated tenants as % of rental income(3)	62.5%
Virtua	16,878	4.0%	Retention (trailing twelve months)(3)	75.1%
CommonSpirit	14,059	3.4%	In-house managed properties as % of square feet(3,4)	93.7%
Texas Health Resources	12,161	2.9%	Average remaining lease term (years)(3)	6.4
Remaining portfolio	333,387	79.9%	Average building size (square feet)(3)	62,650
Total	$417,377	100.0%	Average age (years)	13

Expirations(3)	2019	2020	2021	2022	2023	Thereafter
Occupied square feet	901,015	1,385,821	1,623,806	1,871,562	1,492,031	8,956,392
% of occupied square feet	5.6%	8.5%	10.0%	11.5%	9.2%	55.2%

Notes:
(1) Includes consolidated rental properties, mortgages, unconsolidated rental properties and development properties. Per square foot amounts are annualized.
(2) Includes 238 same store properties representing 15,605,832 square feet. See pages 21 and 22 for reconciliation.
(3) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles, or other non cash income.
(4) Includes only multi-tenant properties.

Investment

(dollars in thousands at Welltower pro rata ownership)
Relationship Investment History

Detail of Acquisitions/JVs(1)
	2015	2016	2017	2018	1Q19	15-19 Total
Count	44	22	18	15	5	104
Total	$3,765,912	$2,287,973	$742,020	$3,788,261	$258,771	$10,842,937
Low	6,080	10,618	7,310	4,950	8,300	4,950
Median	33,513	27,402	24,025	73,727	56,812	33,450
High	437,472	1,150,000	149,400	2,481,723	79,544	2,481,723
Notes:
(1) Includes non-yielding asset acquisitions.

Investment

(dollars in thousands, except unit / square feet, at Welltower pro rata ownership)
Property Acquisitions/Joint Ventures Detail(1)
Operator	Units	Location				MSA
Seniors Housing Operating
StoryPoint Senior Living	158	3951 W. Milham Ave.	Portage	Michigan	US	Kalamazoo
Frontier Management	24	8915 S.E. Monterey	Happy Valley	Oregon	US	Portland
Frontier Management	25	171 SW 6th Ave	Oak Harbor	Washington	US	Oak Harbor
Frontier Management	31	210 / 212 N Skagit St	Burlington	Washington	US	Mount Vernon
Frontier Management	59	410 S Norris St	Burlington	Washington	US	Mount Vernon
Total	297

Seniors Housing Triple-Net
Chelsea Senior Living	129	197 Cahill Cross Road	West Milford	New Jersey	US	New York
Chelsea Senior Living	98	1657 Silverton Rd	Toms River	New Jersey	US	New York
Chelsea Senior Living	79	1 Brookfield Ct	Belvidere	New Jersey	US	Allentown
Total	306

Outpatient Medical
Health System	Square Feet	Location				MSA
Ascension	20,577	5301-A Davis Lane	Austin	Texas	US	Austin
Unaffiliated	12,928	934 Cox Road	Gastonia	North Carolina	US	Charlotte
Novant Health	50,128	2025 Frontis Plaza	Winston-Salem	North Carolina	US	Winston-Salem
Novant Health	14,128	9550 Rocky River Road	Harrisburg	North Carolina	US	Charlotte
HCA Healthcare	26,637	8170 Rourk Street	Myrtle Beach	South Carolina	US	Myrtle Beach
Bon Secours	42,709	10 Enterprise Boulevard	Greenville	South Carolina	US	Greenville
Bon Secours	99,237	155 Kingsley Lane	Norfolk	Virginia	US	Virginia Beach
Atrium Health	52,972	5039 Airport Center Parkway	Charlotte	North Carolina	US	Washington D.C.
Atrium Health	37,395	309 South Sharon Amity Road	Charlotte	North Carolina	US	Charlotte
Total	356,711

Investment Timing
	Acquisitions/Joint Ventures(1)	Yield	Loan Advances(2)	Yield	Construction Conversions	Yield	Dispositions	Yield
January	$79,544	6.4%	$1,958	8.1%	$—	—%	$258,141	8.8%
February	65,112	5.6%	529	8.1%	—	—%	14,108	9.3%
March	114,115	6.7%	25,173	8.0%	34,389	7.5%	354,313	5.3%
Total	$258,771	6.3%	$27,660	8.0%	$34,389	7.5%	$626,562	6.8%

Notes:
(1) Excludes land acquisitions. Address may include multiple properties.
(2) Includes advances for non-real estate loans and excludes advances for development loans.

Investment

(dollars in thousands, except per bed / unit / square foot, at Welltower pro rata ownership)
Gross Investment Activity

	First Quarter 2019
	Properties	Beds / Units / Square Feet		Pro Rata Amount	Investment Per Bed / Unit / SqFt	Yield
Acquisitions / Joint Ventures(1)
Seniors Housing Operating	5	297	units	$95,927	322,987	6.3%
Seniors Housing Triple-net	3	306	units	79,544	259,948	6.4%
Outpatient Medical	9	356,711	sf	83,300	234	6.3%
Total acquisitions	17			$258,771		6.3%

Development(2)
Development projects:
Seniors Housing Operating	11	1,469	units	$28,265
Seniors Housing Triple-net	7	712	units	21,476
Outpatient Medical	6	655,103	sf	26,889
Total development projects	24			76,630
Expansion projects:
Seniors Housing Operating	3	114	units	3,805
Total expansion projects	3			3,805

Total development	27			$80,435		7.6%

Loan advances(3)				$27,660		8.0%
Total gross investments				$366,866		6.7%

Dispositions(4)
Seniors Housing Operating	1	47	units	$4,382	93,234	5.8%
Seniors Housing Triple-net	9	1344	units	344,340	256,205	5.1%
Long-Term/Post-Acute Care	24	3,736	beds	263,483	70,525	8.8%
Real property dispositions	34			612,205		6.7%

Loan payoffs				14,357		12.5%
Total dispositions	34			$626,562		6.8%

Net investments				$(259,696)

Notes:
(1) Amounts represent purchase price excluding accounting adjustments pursuant to U.S. GAAP for all consolidated and unconsolidated property acquisitions. Yield represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels.
(2) Amounts represent cash funded and capitalized interest for all developments/expansions including construction in progress, loans and in-substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.
(3) Amounts represent cash funded to operators for real estate and non-real estate loans, excluding development loans. Yield represents annualized contractual interest divided by investment amount.
(4) Amounts represent proceeds received for loan payoffs and consolidated and unconsolidated property sales. Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds.

Investment

(dollars in thousands at Welltower pro rata ownership)
Development Summary(1)
	Unit Mix
Facility	Total	Independent Living	Assisted Living	Memory Care	Long-term/Post-acute Care	Commitment Amount	Balance at 3/31/19	Estimated Conversion

Seniors Housing Operating
Scarborough, ON	172	141	—	31	—	$24,098	$5,453	4Q19
Shrewsbury, NJ	81	—	52	29	—	11,696	7,766	4Q19
Wandsworth, UK	98	—	78	20	—	57,618	34,571	1Q20
Wilton, CT	90	—	59	31	—	13,974	8,588	1Q20
New York, NY	151	—	69	82	—	141,666	99,089	2Q20
Collierville, TN	164	—	164	—	—	18,949	1,503	3Q20
Newton, MA	85	—	43	42	—	15,169	1,627	3Q20
Potomac, MD	120	—	90	30	—	55,302	7,517	4Q20
Fairfield, CT	83	—	54	29	—	12,648	7,615	4Q20
Alexandria, VA	93	—	66	27	—	20,624	4,318	3Q21
Subtotal	1,137	141	675	321	—	$371,744	$178,047

Seniors Housing Triple-net
Kingswood, UK	73	—	46	27	—	$11,282	$9,393	2Q19
El Dorado, CA	80	—	57	23	—	28,000	15,673	3Q19
Westerville, OH	90	—	63	17	10	22,800	9,974	3Q19
Union, KY	162	162	—	—	—	34,600	13,148	1Q20
Apex, NC	152	98	30	24	—	30,883	4,468	1Q20
Edenbridge, UK	85	—	51	34	—	19,521	8,502	2Q20
Droitwich, UK	70	—	45	25	—	16,505	6,313	2Q20
Subtotal	712	260	292	150	10	$163,591	$67,471

Outpatient Medical
		Rentable Square Ft	Preleased %	Health System Affiliation		Commitment Amount	Balance at 3/31/19	Estimated Conversion
Brooklyn, NY		140,955	100%	Yes		$105,306	$68,251	4Q19
Mission Viejo, CA		104,500	100%	Yes		71,372	36,148	4Q19
Houston, TX		73,500	100%	Yes		23,455	8,046	4Q19
Porter, TX		55,000	100%	Yes		20,800	5,863	1Q20
Charlotte, NC		176,640	100%	Yes		95,703	21,279	2Q20
Charlotte, NC		104,508	100%	Yes		52,255	5,615	3Q20
Subtotal		655,103				$368,891	$145,202

Total Development Projects						$904,226	$390,720

Note:
(1) Includes development projects (construction in progress, development loans and in-substance real estate) and excludes expansion projects. Commitment amount represents current balances plus unfunded commitments to complete development.

Investment

(dollars in thousands at Welltower pro rata ownership)
Development Funding Projections(1)
				Projected Future Funding
	Projects	Beds / Units / Square Feet	Projected Yields(2)	2019 Funding	Funding Thereafter	Total Unfunded Commitments	Committed Balances
Seniors Housing Operating	10	1,137	8.3%	$107,444	$86,253	$193,697	$371,744
Seniors Housing Triple-net	7	712	7.5%	81,443	14,677	96,120	163,591
Outpatient Medical	6	655,103	6.3%	167,603	56,086	223,689	368,891
Total	23		7.3%	$356,490	$157,016	$513,506	$904,226

Development Project Conversion Estimates(1)
Quarterly Conversions			Annual Conversions
	Amount	Projected Yields(2)		Amount	Projected Yields(2)
1Q19 actual	$34,389	7.6%	2019 estimate	$332,398	7.2%
2Q19 estimate	11,282	8.0%	2020 estimate	585,593	7.4%
3Q19 estimate	50,800	7.2%	2021 estimate	20,624	9.8%
4Q19 estimate	235,927	7.1%	Total	$938,615	7.4%
1Q20 estimate	157,875	8.5%
2Q20 estimate	273,395	6.5%
3Q20 estimate	86,373	7.1%
4Q20 estimate	67,950	9.2%
3Q21 estimate	20,624	9.8%
Total	$938,615	7.4%

Unstabilized Properties
	12/31/2018 Properties	Stabilizations	Construction Conversions(3)	Acquisitions/ Dispositions	3/31/2019 Properties	Beds / Units
Seniors Housing Operating	23	(2)	1	—	22	2,474
Seniors Housing Triple-net	16	(2)	—	—	14	1,504
Long-Term/Post-Acute Care	8	(2)	—	—	6	686
Total	47	(6)	1	—	42	4,664

Occupancy	12/31/2018 Properties	Stabilizations	Construction Conversions(3)	Acquisitions/ Dispositions	Progressions	3/31/2019 Properties
0% - 50%	12	—	1	—	—	13
50% - 70%	22	—	—	—	(7)	15
70% +	13	(6)	—	—	7	14
Total	47	(6)	1	—	—	42

Occupancy	3/31/2019 Properties	Months In Operation	Revenues	% of Total Revenues(4)	Gross Investment Balance	% of Total Gross Investment
0% - 50%	13	11	$27,819	0.6%	$385,860	1.2%
50% - 70%	15	19	74,699	1.5%	384,305	1.1%
70% +	14	23	36,916	0.8%	331,592	1.0%
Total	42	18	$139,434	2.9%	$1,101,757	3.3%

Notes:
(1) Includes development projects (construction in progress, development loans, and in-substance real estate) and excludes expansion projects.
(2) Actual yields may vary.
(3) Includes expansion and development loan conversions.
(4) Percent of total revenues based on current quarter annualized pro rata total revenues on page 15.

Financial

(dollars in thousands at Welltower pro rata ownership)
Components of NAV

Stabilized NOI		Pro rata beds/units/square feet
Seniors Housing Operating(1)	$1,016,744	55,507	units
Seniors Housing Triple-net	381,464	23,064	units
Outpatient Medical	371,952	16,644,383	square feet
Health System	143,200	20,970	units/beds
Long-Term/Post-Acute Care	205,628	14,764	beds
Total In-Place NOI(2)	2,118,988
Incremental stabilized NOI(3)	39,414
Total stabilized NOI	$2,158,402

Obligations
Lines of credit and commercial paper(4)	$419,700
Senior unsecured notes(4)	9,737,537
Secured debt(4)	2,896,705
Financing lease liabilities	79,526
Total Debt	$13,133,468
Add (Subtract):
Other liabilities (assets), net(5)	$272,622
Cash and cash equivalents and restricted cash	(407,439)
Net obligations	$12,998,651

Other Assets
Land parcels	$119,301		Effective Interest Rate(7)
Real estate loans receivable(6)	355,510		8.0%
Non real estate loans receivable	288,976		9.1%
Other investments(8)	41,604
Investments held for sale(9)	426,589
Development properties:(10)
Current balance	$400,181
Unfunded commitments	548,186
Committed balances	$948,367
Projected yield	7.3%
Projected NOI	$69,231

Common Shares Outstanding	403,740

Notes:
(1) Includes $12,706,000 attributable to our proportional share of income from unconsolidated management company investments.
(2) See page 21 for reconciliation.
(3) Represents incremental NOI from Seniors Housing Operating lease-up properties that have been open for less than two years.
(4) Represents principal amounts due and do not include unamortized premiums/discounts, deferred loan expenses or other fair value adjustments as reflected on the balance sheet. Includes $1,279,921,000 of foreign secured debt.
(5) Includes liabilities / (assets) that impact cash or NOI and excludes non-real estate loans and non-cash items such as the following:

Unearned revenues	$223,075
Below/(above) market lease intangibles, net	38,401
Deferred taxes, net	(28,697)
Available-for-sale equity investments	(13,773)
In place lease intangibles, net	(49,772)
Other non-cash liabilities / (assets), net	3,160
Total non-cash liabilities/(assets), net	$172,394

(6) Represents $442,572,000 of real estate loans excluding development loans and net of $87,062,000 of allowance for loan losses.
(7) Average cash-pay interest rates are 8.0% and 6.0% for real estate and non real estate loans, respectively. Rates exclude non-accrual/interest-free loans.
(8) Represents fair value estimate of unconsolidated equity investments including Genesis HealthCare stock and a management company investment not reflected in IPNOI.
(9) Represents expected proceeds from assets held for sale.
(10) See pages 12-13. Also includes expansion projects.

Financial

(dollars in thousands at Welltower pro rata ownership)
Net Operating Income(1)

	1Q18	2Q18	3Q18	4Q18	1Q19
Revenues:
Seniors Housing Operating
Resident fees and service	$704,930	$731,580	$847,712	$833,134	$837,866
Interest income	85	172	159	157	—
Other income	1,143	1,554	1,183	1,065	4,072
Total revenues	706,158	733,306	849,054	834,356	841,938

Seniors Housing Triple-net
Rental income	143,925	137,864	102,205	104,431	113,874
Interest income	7,087	7,428	6,911	5,749	5,660
Other income	312	12,959	1,303	637	945
Total revenues	151,324	158,251	110,419	110,817	120,479

Outpatient Medical
Rental income	126,870	126,106	129,953	130,076	139,295
Interest income	12	43	85	170	173
Other income	242	256	306	4,598	267
Total revenues	127,124	126,405	130,344	134,844	139,735

Health System
Rental income	—	—	30,614	43,033	43,036
Total revenues	—	—	30,614	43,033	43,036

Long-Term/Post-Acute Care
Rental income	63,284	61,598	63,868	64,216	65,456
Interest income	7,463	5,819	7,468	7,006	9,286
Other income	1,064	236	390	201	375
Total revenues	71,811	67,653	71,726	71,423	75,117

Corporate
Other income	246	378	572	591	2,031
Total revenues	246	378	572	591	2,031

Total
Rental income	334,079	325,568	326,640	341,756	361,661
Resident fees and service	704,930	731,580	847,712	833,134	837,866
Interest income	14,647	13,462	14,623	13,082	15,119
Other income	3,007	15,383	3,754	7,092	7,690
Total revenues	$1,056,663	$1,085,993	$1,192,729	$1,195,064	$1,222,336

Property operating expenses:
Seniors Housing Operating	$484,637	$498,278	$585,525	$582,412	$580,917
Seniors Housing Triple-net	17	9	(1)	21	8,935
Outpatient Medical	41,172	39,658	42,524	40,136	44,868
Health System	—	—	12	17	20
Long-Term/Post-Acute Care	—	124	412	287	5,905
Total property operating expenses	$525,826	$538,069	$628,472	$622,873	$640,645

Net operating income:
Seniors Housing Operating	$221,521	$235,028	$263,529	$251,944	$261,021
Seniors Housing Triple-net	151,307	158,242	110,420	110,796	111,544
Outpatient Medical	85,952	86,747	87,820	94,708	94,867
Health System	—	—	30,602	43,016	43,016
Long-Term/Post-Acute Care	71,811	67,529	71,314	71,136	69,212
Corporate	246	378	572	591	2,031
Net operating income	$530,837	$547,924	$564,257	$572,191	$581,691

Note:
(1) Please see discussion of Supplemental Reporting Measures on page 20. Includes amounts from investments sold or held for sale.

Financial

(dollars in thousands)
Leverage and EBITDA Reconciliations(1)
	Twelve Months Ended		Three Months Ended
	3/31/2019		3/31/2019
Net income (loss)	$668,497		$292,302
Interest expense	549,049		145,232
Income tax expense (benefit)	9,308		2,222
Depreciation and amortization	966,190		243,932
EBITDA	$2,193,044		$683,688
Loss (income) from unconsolidated entities	7,411		9,199
Stock-based compensation(2)	23,618		7,529
Loss (gain) on extinguishment of debt, net	20,109		15,719
Loss (gain) on real estate dispositions, net	(244,800)		(167,409)
Impairment of assets	87,394		—
Provision for loan losses	18,690		18,690
Loss (gain) on derivatives and financial instruments, net	670		(2,487)
Other expenses(2)	117,942		8,756
Additional other income(3)	(14,832)		—
Total adjustments	16,202		(110,003)
Adjusted EBITDA	$2,209,246		$573,685

Interest Coverage Ratios
Interest expense	$549,049		$145,232
Capitalized interest	7,896		2,327
Non-cash interest expense	(11,852)		(5,171)
Total interest	$545,093		$142,388
EBITDA	$2,193,044		$683,688
Interest coverage ratio	4.02	x	4.80	x
Adjusted EBITDA	$2,209,246		$573,685
Adjusted Interest coverage ratio	4.05	x	4.03	x

Fixed Charge Coverage Ratios
Total interest	$545,093		$142,388
Secured debt principal amortization	55,584		13,543
Preferred dividends	35,028		—
Total fixed charges	$635,705		$155,931
EBITDA	$2,193,044		$683,688
Fixed charge coverage ratio	3.45	x	4.38	x
Adjusted EBITDA	$2,209,246		$573,685
Adjusted Fixed charge coverage ratio	3.48	x	3.68	x

Net Debt to EBITDA Ratios
Total debt(4)			$12,791,022
Less: cash and cash equivalents(5)			(249,127)
Net debt			$12,541,895
EBITDA Annualized			$2,734,752
Net debt to EBITDA ratio			4.59	x
Adjusted EBITDA Annualized			$2,294,740
Net debt to Adjusted EBITDA ratio			5.47	x

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 20.
(2) Certain severance-related costs are included in stock-based compensation and excluded from other expenses.
(3) Relates to the recognition of lease termination fee income and the reversal of a contingent liability related to a prior year acquisition.
(4) Amounts include unamortized premiums/discounts, fair value adjustments and lease liabilities related to financing leases. Operating lease liabilities related to ASC 842 adoption are excluded.
(5) Includes IRC Section 1031 deposits, if any.

Financial

(dollars in thousands except share price)
Leverage and Current Capitalization(1)
		% of Total
Book Capitalization
Lines of credit and commercial paper(2)	$419,293	1.44%
Long-term debt obligations(2)	12,371,729	42.61%
Cash and cash equivalents(3)	(249,127)	(0.86)%
Net debt to consolidated book capitalization	$12,541,895	43.19%
Total equity(4)	16,498,376	56.81%
Consolidated book capitalization	$29,040,271	100.00%
Joint venture debt, net(5)	223,747
Total book capitalization	$29,264,018

Undepreciated Book Capitalization
Lines of credit and commercial paper(2)	$419,293	1.21%
Long-term debt obligations(2)	12,371,729	35.64%
Cash and cash equivalents(3)	(249,127)	(0.72)%
Net debt to consolidated undepreciated book capitalization	$12,541,895	36.13%
Accumulated depreciation and amortization	5,670,111	16.34%
Total equity(4)	16,498,376	47.53%
Consolidated undepreciated book capitalization	$34,710,382	100.00%
Joint venture debt, net(5)	223,747
Total undepreciated book capitalization	$34,934,129

Enterprise Value
Lines of credit and commercial paper(2)	$419,293	0.93%
Long-term debt obligations(2)	12,371,729	27.32%
Cash and cash equivalents(3)	(249,127)	(0.55)%
Net debt to consolidated enterprise value	$12,541,895	27.70%
Common shares outstanding	403,740
Period end share price	77.60
Common equity market capitalization	$31,330,224	69.17%
Noncontrolling interests(4)	1,419,885	3.13%
Consolidated enterprise value	$45,292,004	100.00%
Joint venture debt, net(5)	223,747
Total enterprise value	$45,515,751

Secured Debt as % of Total Assets
Secured debt(2)	$2,660,190	8.68%
Total assets	$30,637,336

Total Debt as % of Total Assets
Total debt(2)	$12,791,022	41.75%
Total assets	$30,637,336

Unsecured Debt as % of Unencumbered Assets
Unsecured debt(2)	$10,051,306	35.64%
Unencumbered assets	$28,204,216

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 20.
(2) Amounts include unamortized premiums/discounts, fair value adjustments and lease liabilities related to financing leases. Operating lease liabilities related to ASC 842 adoption are excluded.
(3) Inclusive of IRC Section 1031 deposits, if any.
(4) Includes all noncontrolling interests (redeemable and permanent) as reflected on our balance sheet.
(5) Net of Welltower's share of unconsolidated debt and minority partners' share of Welltower consolidated debt.

Financial

(dollars in thousands)
Debt Maturities and Principal Payments(1)
Year	Lines of Credit and Commercial Paper(2)		Senior Unsecured Notes(3,4,5,6)	Consolidated Secured Debt	Share of Unconsolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Secured Debt	Combined Debt(7)		% of Total	Wtd. Avg. Interest Rate
2019	$419,700		$—	$384,466	$49,318	$(91,794)	$761,690		5.83%	3.13%
2020	—		232,051	140,969	64,841	(31,910)	405,951		3.11%	3.66%
2021	—		450,000	376,808	27,212	(119,137)	734,883		5.63%	4.56%
2022	—		600,000	283,452	21,367	(30,688)	874,131		6.70%	4.85%
2023	—		1,787,126	328,511	26,113	(104,392)	2,037,358		15.61%	3.61%
2024	—		900,000	288,723	36,412	(81,179)	1,143,956		8.76%	4.01%
2025	—		1,250,000	201,394	405,304	(34,762)	1,821,936		13.96%	3.96%
2026	—		700,000	38,496	16,427	(9,026)	745,897		5.71%	4.17%
2027	—		—	136,543	60,923	(34,589)	162,877		1.25%	3.63%
2028	—		1,466,760	77,871	21,659	(13,213)	1,553,077		11.90%	4.48%
Thereafter	—		2,351,600	415,725	74,193	(29,332)	2,812,186		21.54%	4.73%
Totals	$419,700		$9,737,537	$2,672,958	$803,769	$(580,022)	$13,053,942		100.00%

Weighted Avg Interest Rate(8)	2.84%		4.35%	3.84%	3.88%	3.82%	4.19%

Weighted Avg Maturity Years	0.0	(2)	8.9	5.8	8.4	4.9	8.1	(2)

% Floating Rate Debt	100.00%		7.13%	40.68%	14.30%	54.47%	15.33%

Debt by Local Currency(1)
	Lines of Credit and Commercial Paper	Senior Unsecured Notes	Consolidated Secured Debt	Share of Unconsolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Secured Debt	Combined Debt	Investment Hedges(9)
United States	$419,700	$7,957,500	$1,393,037	$595,360	$(288,642)	$10,076,955	$—
United Kingdom	—	1,368,360	175,515	—	(43,879)	1,499,996	1,747,210
Canada	—	411,677	1,104,406	208,409	(247,501)	1,476,991	430,389
Totals	$419,700	$9,737,537	$2,672,958	$803,769	$(580,022)	$13,053,942	$2,177,599

Notes:
(1) Represents principal amounts due excluding unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.
(2) The 2019 maturity reflects the $419,700,000 in principal outstanding on our unsecured commercial paper program as of March 31, 2019 which reduces the available borrowing capacity of our unsecured revolving credit facility to $2,580,300,000. The unsecured revolving credit facility matures on July 19, 2022 (with an option to extend for two successive terms of six months each at our discretion). If the commercial paper was refinanced using the unsecured revolving credit facility, the weighted average years to maturity of our combined debt would be 8.2 years with extensions.
(3) 2020 includes CAD $300,000,000 of 3.35% senior unsecured notes (approximately $224,551,000 USD at March 31, 2019). The notes mature on November 25, 2020.
(4) 2023 includes a $500,000,000 term loan and a CAD $250,000,000 unsecured term loan (approximately $187,126,000 USD at March 31, 2019). The loans mature on July 19, 2023. The interest rates on the loans are LIBOR + 0.9% for USD and CDOR + 0.9% for CAD.
(5) 2028 includes £550,000,000 of 4.80% senior unsecured notes (approximately $716,760,000 USD at March 31, 2019). The notes mature on November 20, 2028.
(6) Thereafter includes £500,000,000 of 4.50% senior unsecured notes (approximately $651,600,000 USD at March 31, 2019). The notes mature on December 1, 2034.
(7) Excludes operating lease liabilities of $347,113,000 and finance lease liabilities of $79,526,000 related to ASC 842 adoption.
(8) The interest rate on the unsecured revolving credit facility is 1-month LIBOR + 0.825%. Commercial paper, senior notes and secured debt average interest rate represents the face value note rate.
(9) Represents notional value of foreign currency derivative contracts at end of period spot FX rates. The fair market value of the gains (losses) of these contracts is currently USD $(32,635,000), as represented in other assets (liabilities) on the balance sheet. We supplement our local currency debt with foreign currency derivative contracts to offset the translation and economic exposures related to our international investments. Currently, our foreign currency derivatives are comprised of forward contracts and cross-currency swaps.

Glossary

Age: Current year, less the year built, adjusted for major renovations. Average age is weighted by pro rata NOI.
Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts paid in cash for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties; 2) second generation tenant improvements; and 3) leasing commissions paid to third party leasing agents to secure new tenants.
Construction Conversion: Represents completed construction projects that were placed into service and began generating NOI.
EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information.
EBITDAR Coverage: Represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. EBITDAR coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information.
EBITDARM Coverage: Represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. EBITDARM coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
Health System: Includes independent, assisted living, dementia care and long-term post-acute care properties subject to triple-net operating leases to or guaranteed by investment-grade health systems.
Health System - Affiliated: Outpatient medical properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital partnership interest; or (8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system.
Long-Term/Post-Acute Care: Includes all skilled nursing, rehabilitation and long-term acute-care facilities where the majority of individuals require 24-hour nursing or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement and are subject to triple-net operating leases.  Most of these facilities focus on higher acuity patients and offer rehabilitation units specializing in cardiac, orthopedic, dialysis, neurological or pulmonary rehabilitation.
MSA:  For the United States and Canada, we use the Metropolitan Statistical Area as defined by the U.S. Census Bureau and the Census Metropolitan Areas as defined by Statistics Canada, respectively. For the United Kingdom, we generally use the Metro Region as defined by EuroStat with Greater London defined as a 55-mile radius around the city’s center.
Occupancy: Outpatient medical occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information.
Outpatient Medical: Outpatient medical buildings include properties offering ambulatory medical services such as primary and secondary care, outpatient surgery, diagnostic procedures and rehabilitation. These properties are typically affiliated with a health system and may be located on a hospital campus. They are specifically designed and constructed for use by health care professionals to provide services to patients. They also include medical office buildings that typically contain sole and group physician practices and may provide laboratory and other specialty services.
Seniors Housing Operating (SHO): Includes independent, assisted living, and dementia care properties in the U.S. and Canada and all care homes in the U.K. structured to take advantage of the REIT Investment Diversification and Empowerment Act of 2007.
Seniors Housing Triple-net (SH-NNN): Includes independent, assisted living, and dementia care properties in the U.S. and Canada and all care homes in the U.K. subject to triple-net operating leases and loans receivable.
Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.
Stable: Generally, a triple-net rental property is considered stable (versus unstabilized or under development) when it has achieved EBITDAR coverage of 1.00x or greater for three consecutive months or, if targeted performance has not been achieved, 12 months following the budgeted stabilization date. A seniors housing operating facility is considered stable upon the earliest of 90% occupancy, NOI at or above the underwritten target or 24 months past the closing date (for acquisitions) or the open date (for development). Excludes assets held for sale and assets disposed of during the current quarter.
Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization.

Supplemental Reporting Measures

We believe that revenues and net income, as defined by U.S. generally accepted accounting principles (U.S. GAAP), are the most appropriate earnings measurements. However, we consider EBITDA, Adjusted EBITDA, REVPOR, SS REVPOR, NOI, In-Place NOI (IPNOI) and SSNOI to be useful supplemental measures of our operating performance. Excluding EBITDA and Adjusted EBITDA, these supplemental measures are disclosed on our pro rata ownership basis. Pro rata amounts are derived by reducing consolidated amounts for minority partners’ noncontrolling ownership interests and adding our minority ownership share of unconsolidated amounts. We do not control unconsolidated investments. While we consider pro rata disclosures useful, they may not accurately depict the legal and economic implications of our joint venture arrangements and should be used with caution.
We define NOI as total revenues, including tenant reimbursements, less property operating expenses. Property operating expenses represent costs associated with managing, maintaining and servicing tenants for our properties. These expenses include, but are not limited to, property-related payroll and benefits, property management fees paid to operators, marketing, housekeeping, food service, maintenance, utilities, property taxes and insurance. General and administrative expenses represent costs unrelated to property operations or transaction costs. These expenses include, but are not limited to, payroll and benefits, professional services, office expenses and depreciation of corporate fixed assets. IPNOI represents NOI excluding interest income, other income and non-IPNOI and adjusted for timing of current quarter portfolio changes such as acquisitions, development conversions, segment transitions, dispositions and investments held for sale. SSNOI is used to evaluate the operating performance of our properties using a consistent population which controls for changes in the composition of our portfolio. As used herein, same store is generally defined as those revenue-generating properties in the portfolio for the relevant year-over-year reporting periods. Land parcels, loans, and sub-leases as well as any properties acquired, developed/redeveloped (including major refurbishments where 20% or more of units are simultaneously taken out of commission for 30 days or more), sold or classified as held for sale during that period are excluded from the same store amounts. Properties undergoing operator transitions and/or segment transitions (except Seniors Housing Triple-net to Seniors Housing Operating with the same operator) are also excluded from the same store amounts. Normalizers include adjustments that in management’s opinion are appropriate in considering SSNOI, a supplemental, non-GAAP performance measure. None of these adjustments, which may increase or decrease SSNOI, are reflected in our financial statements prepared in accordance with U.S. GAAP. Significant normalizers (defined as any that individually exceed 0.50% of SSNOI growth per property type) are separately disclosed and explained. We believe NOI, IPNOI and SSNOI provide investors relevant and useful information because they measure the operating performance of our properties at the property level on an unleveraged basis. We use NOI, IPNOI and SSNOI to make decisions about resource allocations and to assess the property level performance of our properties.
REVPOR represents the average revenues generated per occupied room per month at our Seniors Housing Operating properties. It is calculated as our pro rata version of total resident fees and services revenues from the income statement divided by average monthly occupied room days. SS REVPOR is used to evaluate the REVPOR performance of our properties under a consistent population which eliminates changes in the composition of our portfolio. It is based on the same pool of properties used for SSNOI and includes any revenue normalizations used for SSNOI. We use REVPOR and SS REVPOR to evaluate the revenue-generating capacity and profit potential of our Seniors Housing Operating portfolio independent of fluctuating occupancy rates. They are also used in comparison against industry and competitor statistics, if known, to evaluate the quality of our Seniors Housing Operating portfolio.
We measure our credit strength both in terms of leverage ratios and coverage ratios. The leverage ratios indicate how much of our balance sheet capitalization is related to long-term debt, net of cash and Internal Revenue Code (“IRC”) Section 1031 deposits. We expect to maintain capitalization ratios and coverage ratios sufficient to maintain a capital structure consistent with our current profile. The coverage ratios are based on EBITDA which stands for earnings (net income per income statement) before interest expense, income taxes, depreciation and amortization. Covenants in our senior unsecured notes and primary credit facility contain financial ratios based on a definition of EBITDA that is specific to those agreements. Failure to satisfy these covenants could result in an event of default that could have a material adverse impact on our cost and availability of capital, which could in turn have a material adverse impact on our consolidated results of operations, liquidity and/or financial condition. Due to the materiality of these debt agreements and the financial covenants, we have defined Adjusted EBITDA to exclude unconsolidated entities and to include adjustments for stock-based compensation expense, provision for loan losses, gains/losses on extinguishment of debt, gains/losses/impairments on properties, gains/losses on derivatives and financial instruments, other expenses, and additional other income. We believe that EBITDA and Adjusted EBITDA, along with net income and cash flow provided from operating activities, are important supplemental measures because they provide additional information to assess and evaluate the performance of our operations. We primarily utilize them to measure our interest coverage ratio, which represents EBITDA and Adjusted EBITDA divided by total interest, and our fixed charge coverage ratio, which represents EBITDA and Adjusted EBITDA divided by fixed charges. Fixed charges include total interest, secured debt principal amortization and preferred dividends. Our leverage ratios include net debt to Adjusted EBITDA, book capitalization, undepreciated book capitalization and market capitalization. Book capitalization represents the sum of net debt (defined as total long-term debt, excluding operating lease liabilities, less cash and cash equivalents and any IRC Section 1031 deposits), total equity and redeemable noncontrolling interests. Undepreciated book capitalization represents book capitalization adjusted for accumulated depreciation and amortization. Market capitalization represents book capitalization adjusted for the fair market value of our common stock. Our leverage ratios are defined as the proportion of net debt to total capitalization.
Our supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. Our management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management. None of the supplemental reporting measures represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by us, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding.

Supplemental Reporting Measures

(dollars in thousands)
Non-GAAP Reconciliations

NOI Reconciliation	1Q18	2Q18	3Q18	4Q18	1Q19
Net income (loss)	$453,555	$167,273	$84,226	$124,696	$292,302
Loss (gain) on real estate dispositions, net	(338,184)	(10,755)	(24,723)	(41,913)	(167,409)
Loss (income) from unconsolidated entities	2,429	(1,249)	(344)	(195)	9,199
Income tax expense (benefit)	1,588	3,841	1,741	1,504	2,222
Other expenses	3,712	10,058	88,626	10,502	8,756
Impairment of assets	28,185	4,632	6,740	76,022	—
Provision for loan losses	—	—	—	—	18,690
Loss (gain) on extinguishment of debt, net	11,707	299	4,038	53	15,719
Loss (gain) on derivatives and financial instruments, net	(7,173)	(7,460)	8,991	1,626	(2,487)
General and administrative expenses	33,705	32,831	28,746	31,101	35,282
Depreciation and amortization	228,201	236,275	243,149	242,834	243,932
Interest expense	122,775	121,416	138,032	144,369	145,232
Consolidated net operating income	540,500	557,161	579,222	590,599	601,438
NOI attributable to unconsolidated investments(1)	21,620	21,725	22,247	21,933	21,827
NOI attributable to noncontrolling interests(2)	(31,283)	(30,962)	(37,212)	(40,341)	(41,574)
Pro rata net operating income (NOI)(3)	$530,837	$547,924	$564,257	$572,191	$581,691

In-Place NOI Reconciliation
At Welltower pro rata ownership	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term /Post-Acute Care	Corporate	Total
Revenues	$841,938	$120,479	$139,735	$43,036	$75,117	$2,031	$1,222,336
Property operating expenses	(580,917)	(8,935)	(44,868)	(20)	(5,905)	—	(640,645)
NOI(3)	261,021	111,544	94,867	43,016	69,212	2,031	581,691
Adjust:
Interest income	—	(5,660)	(173)	—	(9,286)	—	(15,119)
Other income	(4,072)	(945)	(267)	—	(375)	(2,031)	(7,690)
Sold / held for sale	(3,783)	(4,558)	11	—	(3,459)	—	(11,789)
Developments / land	345	—	64	—	—	—	409
Non In-Place NOI(4)	(2,577)	(4,161)	(2,332)	(7,216)	(4,685)	—	(20,971)
Timing adjustments(5)	3,252	(854)	818	—	—	—	3,216
Total adjustments	(6,835)	(16,178)	(1,879)	(7,216)	(17,805)	(2,031)	(51,944)
In-Place NOI	254,186	95,366	92,988	35,800	51,407	—	529,747
Annualized In-Place NOI	$1,016,744	$381,464	$371,952	$143,200	$205,628	$—	$2,118,988

Same Store Property Reconciliation
	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term /Post-Acute Care	Total
Total properties	599	329	296	218	163	1,605
Recent acquisitions/ development conversions	(26)	(4)	(41)	(218)	(14)	(303)
Under development/redevelopment	(23)	(3)	(4)	—	(1)	(31)
Current held for sale	(13)	(5)	(2)	—	(11)	(31)
Land parcels, loans and sub-leases	(6)	(15)	(11)	—	(7)	(39)
Transitions	(57)	(13)	—	—	(1)	(71)
Other(6)	(1)	—	—	—	—	(1)
Same store properties	473	289	238	—	129	1,129
Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner.
(3) Represents Welltower's pro rata share of NOI. See page 15 for more information.
(4) Primarily represents non-cash NOI.
(5) Represents timing adjustments for current quarter acquisitions, construction conversions and segment or operator transitions.
(6) Includes 1 flooded property.

Supplemental Reporting Measures

(dollars in thousands at Welltower pro rata ownership)

Same Store NOI Reconciliation	1Q18	2Q18	3Q18	4Q18	1Q19	Y/o/Y
Seniors Housing Operating
NOI	$221,521	$235,028	$263,529	$251,944	$261,021
Non-cash NOI on same store properties	(1,083)	(923)	(969)	(568)	1,408
NOI attributable to non-same store properties	(16,835)	(25,568)	(39,027)	(31,260)	(34,030)
Currency and ownership adjustments(1)	(2,457)	(1,325)	(175)	474	482
SH-NNN to SHO conversions(2)	15,539	14,892	—	—	—
Normalizing adjustment for insurance reimbursement(3)	—	—	—	—	(4,987)
Normalizing adjustment for real estate taxes(4)	—	—	—	—	(2,492)
Other normalizing adjustments(5)	(996)	(480)	161	598	739
SSNOI	215,689	221,624	223,519	221,188	222,141	3.0%

Seniors Housing Triple-net
NOI	151,307	158,242	110,420	110,796	111,544
Non-cash NOI on same store properties	(5,994)	(2,527)	(2,876)	(2,892)	(3,739)
NOI attributable to non-same store properties	(56,887)	(66,252)	(18,757)	(19,041)	(18,227)
Currency and ownership adjustments(1)	(1,288)	(866)	(121)	152	73
Normalizing adjustment for lease restructuring(6)	(1,379)	(1,887)	(1,887)	(706)	(383)
Other normalizing adjustments(5)	(354)	(832)	164	(302)	(412)
SSNOI	85,405	85,878	86,943	88,007	88,856	4.0%

Outpatient Medical
NOI	85,952	86,747	87,820	94,708	94,867
Non-cash NOI on same store properties	(1,541)	(1,845)	(1,780)	(5,734)	(1,438)
NOI attributable to non-same store properties	(890)	(1,189)	(1,856)	(4,480)	(8,728)
Currency and ownership adjustments(1)	(393)	(224)	20	92	31
Normalizing adjustment for business interruption(7)	—	—	—	—	457
Other normalizing adjustments(5)	(166)	169	(264)	(90)	(342)
SSNOI	82,962	83,658	83,940	84,496	84,847	2.3%

Health System
NOI	—	—	30,602	43,016	43,016
NOI attributable to non-same store properties	—	—	(30,602)	(43,016)	(43,016)
SSNOI	—	—	—	—	—

Long-Term/Post-Acute Care
NOI	71,811	67,529	71,314	71,136	69,212
Non-cash NOI on same store properties	(3,996)	(3,456)	(3,458)	(3,289)	(4,143)
NOI attributable to non-same store properties	(21,664)	(17,368)	(20,983)	(21,307)	(17,549)
Currency and ownership adjustments(1)	(68)	(32)	(11)	7	17
Other normalizing adjustments(5)	—	—	(79)	79	—
SSNOI	46,083	46,673	46,783	46,626	47,537	3.2%

Corporate
NOI	246	378	572	591	2,031
NOI attributable to non-same store properties	(246)	(378)	(572)	(591)	(2,031)
SSNOI	—	—	—	—	—

Total
NOI	530,837	547,924	564,257	572,191	581,691
Non-cash NOI on same store properties	(12,614)	(8,751)	(9,083)	(12,483)	(7,912)
NOI attributable to non-same store properties	(96,522)	(110,755)	(111,797)	(119,695)	(123,581)
Currency and ownership adjustments	(4,206)	(2,447)	(287)	725	603
Normalizing adjustments, net	12,644	11,862	(1,905)	(421)	(7,420)
SSNOI	$430,139	$437,833	$441,185	$440,317	$443,381	3.1%

Notes:
(1) Includes adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.32 and to translate UK properties at a GBP/USD rate of 1.31.
(2) Represents the performance of certain properties that were converted from Seniors Housing Triple-net to Seniors Housing Operating with the same operator. Amounts represent unaudited operating results provided by the operator and were not a component of WELL earnings.
(3) Represents normalizing adjustment related to insurance reimbursements for one Seniors Housing Operating property.
(4) Represents normalizing adjustment related to real estate taxes for one Seniors Housing Operating property.
(5) Represents aggregate normalizing adjustments which are individually less than 0.50% of SSNOI growth per property type.
(6) Represents adjustments to reflect the in place economics related to the lease restructuring for two Seniors Housing Triple-net master leases.
(7) Represents normalizing adjustment for business interruption at one Outpatient Medical property.

Supplemental Reporting Measures

(dollars in thousands, except REVPOR, SS REVPOR and SSNOI/unit)

SHO REVPOR Reconciliation	United States	United Kingdom	Canada		Total
Consolidated SHO revenues	$677,782	$80,951		$113,653	$872,386
Unconsolidated SHO revenues attributable to Welltower(1)	23,466	—		20,281	43,747
SHO revenues attributable to noncontrolling interests(2)	(42,178)	(6,625)	(25,392)		(74,195)
Pro rata SHO revenues(3)	659,070	74,326		108,542	841,938
SHO interest and other income	(3,884)	(37)	(151)		(4,072)
SHO revenues attributable to held for sale properties	(19,993)	(1,314)		—	(21,307)
Currency and ownership adjustments(4)	—	442		1,129	1,571
SHO local revenues	635,193	73,417		109,520	818,130
Average occupied units/month	30,611	2,923		13,162	46,696
REVPOR/month in USD	$7,013	$8,489		$2,812	$5,921
REVPOR/month in local currency(4)		£6,480	C$	3,700

Reconciliations of SHO SS REVPOR Growth, SSNOI Growth and SSNOI/Unit

	United States		United Kingdom		Canada			Total
	1Q18	1Q19	1Q18	1Q19	1Q18		1Q19	1Q18	1Q19
SHO SS REVPOR Growth
Consolidated SHO revenues	$544,194	$677,782	$79,037	$80,951	$113,936		$113,653	$737,167	$872,386
Unconsolidated SHO revenues attributable to WELL(1)	22,203	23,466	—	—	20,692		20,281	42,895	43,747
SHO revenues attributable to noncontrolling interests(2)	(42,110)	(42,178)	(5,712)	(6,625)	(26,082)		(25,392)	(73,904)	(74,195)
SHO pro rata revenues(3)	524,287	659,070	73,325	74,326	108,546		108,542	706,158	841,938
Non-cash revenues on same store properties	(188)	224	(21)	(19)	—		—	(209)	205
Revenues attributable to non-same store properties	(50,015)	(117,218)	(16,512)	(17,722)	(6,043)		(8,843)	(72,570)	(143,783)
Currency and ownership adjustments(4)	38	—	(3,319)	343	(4,032)		1,039	(7,313)	1,382
SH-NNN to SHO conversions(5)	47,567	—	—	—	—		—	47,567	—
Normalizing adjustment for insurance reimbursement(6)	—	(2,813)	—	—	—		—	—	(2,813)
Other normalizing adjustments(7)	333	624	(1,416)	(180)	—		—	(1,083)	444
SHO SS revenues(8)	522,022	539,887	52,057	56,748	98,471		100,738	672,550	697,373
Avg. occupied units/month(9)	24,387	24,529	2,184	2,332	11,725		11,744	38,296	38,605
SHO SS REVPOR(10)	$7,234	$7,439	$8,056	$8,224	$2,838		$2,899	$5,935	$6,105
SS REVPOR YOY growth	—%	2.8%	—%	2.1%	—%		2.1%	—	2.9%

SHO SSNOI Growth
Consolidated SHO NOI	$163,010	$202,210	$18,955	$20,941	$43,261		$41,549	$225,226	$264,700
Unconsolidated SHO NOI attributable to WELL(1)	8,143	8,475	—	—	7,993		7,964	16,136	16,439
SHO NOI attributable to noncontrolling interests(2)	(9,491)	(9,918)	(385)	(891)	(9,965)		(9,309)	(19,841)	(20,118)
SHO pro rata NOI(3)	161,662	200,767	18,570	20,050	41,289		40,204	221,521	261,021
Non-cash NOI on same store properties	(1,063)	1,423	(21)	(15)	1		—	(1,083)	1,408
NOI attributable to non-same store properties	(12,008)	(27,696)	(2,755)	(3,477)	(2,072)		(2,857)	(16,835)	(34,030)
Currency and ownership adjustments(4)	—	—	(917)	101	(1,540)		381	(2,457)	482
SH-NNN to SHO conversions(5)	15,539	—	—	—	—		—	15,539	—
Normalizing adjustment for insurance reimbursement(6)	—	(4,987)	—	—	—		—	—	(4,987)
Normalizing adjustment for real estate taxes(11)	—	(2,492)	—	—	—		—	—	(2,492)
Other normalizing adjustments(7)	(18)	764	(1,035)	(25)	57		—	(996)	739
SHO pro rata SSNOI(8)	$164,112	$167,779	$13,842	$16,634	$37,735		$37,728	$215,689	$222,141
SHO SSNOI growth		2.2%		20.2%			0.0%		3.0%

SHO SSNOI/Unit
Trailing four quarters' SSNOI(8)		$672,115		$64,117			$152,240		$888,472
Average units in service(12)		28,316		2,742			13,074		44,132
SSNOI/unit in USD		$23,736		$23,383			$11,644		$20,132
SSNOI/unit in local currency(4)				£17,850		C$	15,321
Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner.
(3) Represents SHO revenues/NOI at Welltower pro rata ownership. See pages 15 & 22 for more information.
(4) Includes where appropriate adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.32 and to translate UK properties at a GBP/USD rate of 1.31.
(5) Represents the revenues and NOI of certain properties that were converted from Seniors Housing Triple-net to Seniors Housing Operating with the same operator. Amounts derived from unaudited operating results provided by the operator and were not a component of WELL earnings.
(6) Represents normalizing adjustment related to insurance reimbursements related to one Seniors Housing Operating property.
(7) Represents aggregate normalizing adjustments which are individually less than .50% of SSNOI growth.
(8) Represents SS SHO revenues/SSNOI at Welltower pro rata ownership. See page 22 for more information.
(9) Represents average occupied units for SS properties related solely to referenced country on a pro rata basis.
(10) Represents pro rata SS average revenues generated per occupied room per month.
(11) Represents normalizing adjustment related to real estate taxes for one Seniors Housing Operating property.
(12) Represents average units in service for SS properties related solely to referenced country on a pro rata basis.

Forward-Looking Statement and Risk Factors

Forward-Looking Statements and Risk Factors
This document contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. When we use words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, we are making forward-looking statements. In particular, these forward-looking statements include, but are not limited to, those relating to our opportunities to acquire, develop or sell properties; our ability to close anticipated acquisitions, investments or dispositions on currently anticipated terms, or within currently anticipated timeframes; the expected performance of our operators/tenants and properties; our expected occupancy rates; our ability to declare and to make distributions to shareholders; our investment and financing opportunities and plans; our continued qualification as a real estate investment trust (“REIT”); our ability to access capital markets or other sources of funds; and our ability to meet our earnings guidance. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause our actual results to differ materially from our expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators’/tenants’ difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and seniors housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; our ability to transition or sell properties with profitable results; the failure to make new investments or acquisitions as and when anticipated; natural disasters and other acts of God affecting our properties; our ability to re-lease space at similar rates as vacancies occur; our ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future investments or acquisitions; environmental laws affecting our properties; changes in rules or practices governing our financial reporting; the movement of U.S. and foreign currency exchange rates; our ability to maintain our qualification as a REIT; key management personnel recruitment and retention; and other risks described in our reports filed from time to time with the Securities and Exchange Commission (“SEC”). Finally, we undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.
Additional Information
The information in this supplemental information package should be read in conjunction with our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, our earnings press release dated April 30, 2019 and other information filed with, or furnished to, the SEC. The Supplemental Reporting Measures and reconciliations of Non-GAAP measures are an integral part of the information presented herein.
You can access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at www.welltower.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. You can also review these SEC filings and other information by accessing the SEC’s website at http://www.sec.gov. We routinely post important information on our website at www.welltower.com in the “Investors” section, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included on our website under the heading “Investors.” Accordingly, investors should monitor such portion of our website in addition to following our press releases, public conference calls and filings with the SEC. The information on or connected to our website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package.

About Welltower
Welltower Inc. (NYSE:WELL), an S&P 500 company headquartered in Toledo, Ohio, is driving the transformation of health care infrastructure. The Company invests with leading seniors housing operators, post-acute providers and health systems to fund the real estate and infrastructure needed to scale innovative care delivery models and improve people’s wellness and overall health care experience. Welltower™, a REIT, owns interests in properties concentrated in major, high-growth markets in the United States, Canada and the United Kingdom, consisting of seniors housing and post-acute communities and outpatient medical properties. More information is available at www.welltower.com.

welltower

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www.welltower.com

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